                                                               Exhibit  21

                      AMERICAN GAMING & ENTERTAINMENT, LTD.

                              SUBSIDIARIES

                                 STATE OF                        DATE OF
COMPANY                        INCORPORATION                  INCORPORATION
_______                        _____________                  _____________

American Gaming and Resorts
of Mississippi, Inc.            Mississippi                     04-27-92

Emerald Gaming, Inc.            Nevada                          06-10-94